UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PEPCO HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4) Date Filed:

NOTICE TO PARTICIPANTS OF

THE PEPCO HOLDINGS, INC. RETIREMENT SAVINGS PLAN

August 15, 2014

Dear Plan Participant:

The Pepco Holdings, Inc. (the “Company”) Special Meeting of Stockholders will be held on September 23, 2014. Included with this letter are proxy materials relating to your interest in the Pepco Holdings Common Stock Fund (the “Company Stock Fund”) in the Pepco Holdings Inc. Retirement Savings Plan (the “Plan”). These materials include important information about the Company and its proposed merger with Purple Acquisition Corp., a Delaware Corporation and an indirect, wholly-owned subsidiary of Exelon Corporation and a Voting Instruction Form. You should carefully review those materials. This notice and the voting instructions herein relate only to shares of the Company Common Stock allocable to your account under the Plan. This notice does not relate to other shares you may own outside of the Plan and you may receive separate mailings relating to those shares.

As a participant in the Plan, you are encouraged to direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of the Plan, to vote the shares of Pepco Holdings Common Stock allocable to your Plan account. Using the control number located on your Voting Instruction Form, you may vote by telephone toll-free at 1-800-PROXIES (1-800-776-9437) or on the Internet at http://www.voteproxy.com. You may also vote by mailing your completed, signed, and dated Voting Instruction Form in the reply envelope included with your proxy materials. Your voting instructions must be received by the proxy tabulator, American Stock Transfer & Trust Company, by the “Plan Deadline,” which is 11:59 p.m. Eastern time on September 19, 2014. If you wish to change your vote (and revoke previous instructions) you may do so at any time prior to the Plan Deadline. Your voting instructions will be applied to the Company Common Stock allocable to your Plan account at the close of business on the record date, August 11, 2014.

Please note that the terms of the Plan provide that Vanguard will vote the shares of Company Common Stock allocated to your Plan account (as a result of your investment in the Company Stock Fund) as you direct by timely voting. If your voting instructions are not received by the proxy tabulator by the Plan Deadline, you will be treated as directing Vanguard to vote the shares of the Company Common Stock allocable to your Plan account in the same proportion as the shares for which Vanguard has received timely direction from others who do vote, unless to do so would be inconsistent with Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”).

All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including the Company, Purple Acquisition Corp., and any of their respective directors, officers, employees or affiliates.

All proxy solicitation materials are available at www.sec.gov. If you have questions about how to provide voting instructions to Vanguard, please contact Vanguard Participant Services at 1-800-523-1188 weekdays from 8:30 a.m. to 9:00 p.m. Eastern time. If you have questions regarding the proxy materials you may call AST Phoenix Advisors, toll-free at 1-877-732-3621.

Sincerely,

Vanguard Fiduciary Trust Company